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DATED                               3rd July                              1996







                          SENETEK PLC            (1)

                          PAUL ANTHONY LOGAN     (2)













                    ----------------------------------------

                             SUPPLEMENTAL AGREEMENT

                    ----------------------------------------













                                Trowers & Hamlins

                                  6 New Square

                                  Lincoln's Inn

                                 London WC2A 3RP





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THIS AGREEMENT is made the 3rd day of July 1996

BETWEEN

(1) SENETEK PLC a company registered in England under Number 1759068 whose registered office is situateD at 23 Palace Street, London SW1E 5HW, England (the "Company"); and

(2) PAUL ANTHONY LOGAN of 30 Riverside Drive, Esher, Surrey KT10 8PG (the "Executive").

WHEREAS

This Agreement is supplemental to an executive officer's agreement dated 11th August 1995 between the Company and the Executive (the "Executive Agreement"), a consultancy agreement dated 2nd March 1992 between the Company and the Executive (the "Consultancy Agreement") and a letter dated 11th August 1995 from the Company to the Executive in relation to the Consultancy Agreement (the "Letter").

NOW IT IS HEREBY AGREED as follows:

1. The Company and the Executive hereby agree that upon expiry of the term of the Executive Agreement (that is to say, on 1st September 1997) the Company shall continue to employ the Executive for a period until 30th September 1998 subject to and in accordance with the terms and conditions of the Executive Agreement except that:

         (a) During the period from 1st September 1997 to 30th September 1998 (the "Additional Period") the Executive shall, unless prevented by ill-health, devote such time and attention to the business of the Company as the Board may require, subject to a maximum commitment of a total of fifty days during the Additional Period (on such days as the Company and the Executive may from time to time agree).

         (b) To the extent that it may reasonably be necessary for the Executive to devote more than fifty days service during the Additional Period, the Executive may provide to the Company details of the additional time expended and the nature of the work undertaken and in such circumstances shall be entitled in respect of such additional time worked to additional payment at a rate pro rata to his basic remuneration in respect of the Additional Period.

         (c) The Executive shall be obliged to retire on 30th September 1998 and the Company shall not continue or extend the Executive Agreement beyond that date.





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         (d)      At the  commencement of the Additional  Period,  the Executive shall be entitled to a salary pro rata to the salary payable to him immediately prior to 1st September 1997 and his salary payable to him immediately prior to 1st September 1997 and his salary during the Additional Period shall be subject to review in accordance with Clause 3 of the Executive Agreement and such salary shall be paid to the Executive irrespective of whether or not the Company requires the Executive to work for the entire 50 day period referred to above. For the avoidance of doubt, during the Additional Period the Executive shall continue to be entitled to all other benefits and entitlements (except for the 4 weeks holiday entitlement) due to the Executive under, pursuant to or in connection with the Executive Agreement.

2. The Company and the Executive hereby agree that the references in the Letter to the expiry of the term of the Executive Agreement shall be construed as references to the expiry of the term of the Executive Agreement as amended by this Agreement.

3. The Company and the Executive hereby agree that the Executive Agreement shall be read and construed in accordance with the provisions of Clause 1 of this Agreement and in the event of any conflict between the provisions of this Agreement and the Executive Agreement then this Agreement shall prevail.

4. The parties hereby agree that the Executive Agreement as amended hereby shall continue in full force and effect in accordance with its terms.



SIGNED by [G. HOMAN] for and        )
and on behalf of SENETEK PLC        )   /s/ Gerlof Homan
in the presence of:                 )



                               Nancy K. Dennigmann
                               1714 Sibley Street
                              St. Charles, MO 63301



SIGNED by the said                   )
PAUL ANTHONY LOGAN                   )   /s/ P. A. Logan
in the presence of:                  )






                                       2
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Signature of Witness:      /s/ Karen Goldsmith

Full name of Witness:      Karen Goldsmith

Address:                   5 Charlton Drive
                           Biggin Hill
                           Kent TN16 3TZ

Occupation:                PA






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SENETEK PLC
                                       SENESCENCE TECHNOLOGY
23 PALACE STREET, LONDON S1E5HW
(Registered Office)
Tel: 0171-828-4800  Fax: 0171-828-8081


August 11, 1995

Paul Logan, Esq.
30 Riverside Drive
Esher, Surrey KT10 8PG
England

Dear Mr. Logan:

We refer to the executive officer's agreement between Senetek PLC and yourself dated September 1, 1989 (the "First Executive Officer's Agreement") and to the consultancy agreement between us dated March 2, 1992 (the "Consultancy Agreement").

As you are aware, the Consultancy Agreement was entered into between us in order to take effect upon the expiry of the First Executive Officer's Agreement, with effect from September 1, 1992. However, further to an earlier reconsideration of these arrangements it has been agreed that the commencement date of the Consultancy Agreement be deferred until the expiry of the term of the executive officer's agreement dated 11th August 1995 made between Senetek PLC and yourself (the "New Executive Officer's Agreement"), regardless of earlier termination howsoever occasioned. Notwithstanding the foregoing, in the event that the New Executive Officer's Agreement shall terminate prior to the end of its fixed term by reason of your serving three months notice pursuant to Clause 2 of the New Executive Officer's Agreement, the Consultancy Agreement shall commence on the expiry of the said three month notice period. In the event that the New Executive Officer's Agreement shall terminate prior to the end of its fixed term by reason of termination pursuant to Clause 6 of the New Executive Officer's Agreement, the Consultancy Agreement shall commence six months following the date of termination.

Upon commencement, the Consultancy Agreement shall thereafter continue for a period of three years from such date in accordance with its terms.

Please confirm your agreement to and acceptance of the above by signing and returning the enclosed duplicate of this letter.

Yours sincerely,                                            Accepted by:


/s/ Gerlof Homan                           /s/ P. A. Logan
____________________________            __________________________________
Chairman and Chief Executive            P.A. Logan
Officer For and on behalf of
Senetek PLC